UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2007 (December 31, 2006)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	001-11899 (Commission File No.)	22-2674487 (IRS Employer Identification No.)

1100 Louisiana Street, Suite 2000 Houston, Texas (Address of principal executive offices)	77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01  Regulation FD Disclosure
     Reserve Information
     Set forth below is a summary of the net proved reserves of The Houston Exploration Company (the “Company”) as of December 31, 2006, as prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants engaged by the Company:

As of
December 31,
Estimated Net Proved Reserves	2006

Oil and natural gas liquids (MBbls)	4,615
Natural gas (MMcf)	671,636
Total equivalent (MMcfe)	699,328
     These net reserve estimates are prepared based on rules and regulations, reserve definitions, costs and price parameters specified by the Securities and Exchange Commission (“SEC”). Reservoir engineering is a complex and subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another.
     Ceiling Test Calculation
     The Company uses full cost accounting for its oil and natural gas production activities. Under full cost accounting, total capitalized costs (net of accumulated depreciation, depletion and amortization) less related deferred taxes may not exceed an amount equal to the present value of estimated future net revenues from proved reserves, discounted at 10% per annum, plus the lower of cost or fair value of unevaluated properties, plus estimated salvage value less income tax effects (the “ceiling limitation”). The Company performs a test of this ceiling limitation at the end of each quarter. If the Company’s total capitalized costs (net of accumulated depreciation, depletion and amortization) less related deferred taxes are greater than the ceiling limitation, a writedown or impairment of the full cost pool is required. A writedown of the carrying value of the full cost pool is a non-cash charge that reduces earnings and impacts stockholders’ equity in the period of occurrence and typically results in lower depreciation, depletion and amortization expense in future periods. Once incurred, a writedown is not reversible at a later date.
     In calculating its ceiling test at December 31, 2006, based on an average net wellhead price of natural gas in effect on that day of approximately $4.95 per Mcf, the Company estimated that the carrying value of its full cost pool exceeded the ceiling limitation by approximately $573 million to $596 million (pre tax) and approximately $370 million to $385 million (after tax). However, subsequent to December 31, 2006, the market price for natural gas has increased. The requirement, if any, for a writedown will depend on the market price for natural gas on a date shortly prior to the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2006. The Company anticipates that a fourth quarter 2006 ceiling test writedown will be required only if its average net wellhead price is less than approximately $6.70 per Mcf as of the final testing date.
     The foregoing information in this Current Report is being furnished pursuant to this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

     Item 8.01    Other Events
     Derivative Contracts
     On February 6, 2007, the Company filed a Current Report on Form 8-K disclosing its open natural gas related derivative contracts as of February 6, 2007. On February 7, 2007, the Company entered into natural gas costless collar contracts covering notional volumes of an additional 40,000 million British thermal units per day (MMBtu/d) for the period March 2007 through February 2008 at an average floor price of $7.75 per MMBtu and an average ceiling price of $9.20 per MMBtu. In addition, on February 7, 2007, the Company entered into natural gas basis swaps at the Houston Ship Channel delivery point covering notional volumes of an additional 40,000 MMBtu/d for the period March 2007 through February 2008 at an average of $0.29125 per MMBtu.
     The following table summarizes the Company’s open natural gas related derivative contracts as of February 8, 2007:

					NYMEX
			Daily	HSC	Floor	Ceiling
	Period		Volume	Basis	Price	Price
Year	(Months)	Transaction Type	(MMBtu/day)	($/MMBtu)	($/MMBtu)	($/MMBtu)

2007	Jan -- Dec	Costless collar	20,000		$5.00	$6.50
2007	Jan -- Dec	Costless collar	10,000		5.00	6.79
2007	Mar -- Dec (1)	Costless collar	20,000		7.75	9.10
2007	Mar -- Dec	Costless collar	10,000		7.75	9.12
2007	Mar -- Dec	Costless collar	10,000		7.75	9.20
2007	Mar -- Dec	Costless collar	20,000		7.75	9.25
2007	Mar -- Dec (1)	Costless collar	20,000		7.75	9.30
2007	Mar -- Dec (1)	Basis swap -- HSC	20,000	$0.2900
2007	Mar -- Dec (1)	Basis swap -- HSC	20,000	$0.2925
2007	Mar -- Dec	Basis swap -- HSC	40,000	$0.3000

2008	Jan -- Dec	Costless collar	20,000		$5.00	$5.72
2008	Jan -- Feb (1)	Costless collar	20,000		7.75	9.10
2008	Jan -- Feb	Costless collar	10,000		7.75	9.12
2008	Jan -- Feb	Costless collar	10,000		7.75	9.20
2008	Jan -- Feb	Costless collar	20,000		7.75	9.25
2008	Jan -- Feb (1)	Costless collar	20,000		7.75	9.30
2008	Jan -- Feb (1)	Basis swap -- HSC	20,000	$0.2900
2008	Jan -- Feb (1)	Basis swap -- HSC	20,000	$0.2925
2008	Jan -- Feb	Basis swap -- HSC	40,000	$0.3000

(1)	Transaction executed on February 7, 2007.
     The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     Additional Information and Where to Find It
     On January 7, 2007, the Company entered into an Agreement and Plan of Merger with Forest Oil Corporation (“Forest”) and a subsidiary of Forest with respect to the proposed merger of the Company with and into Forest. The Company and Forest will file a preliminary joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders of Forest and the Company are urged to read the definitive joint proxy statement/prospectus (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company, Forest and the merger. A definitive joint proxy statement / prospectus will be sent to security holders of the Company and Forest seeking their approval of the merger. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov.
     The documents filed with the SEC by the Company may be obtained free of charge from the Company’s website at www.houstonexploration.com or by calling the Company’s investor relations department at 713.830.6800. In addition, the documents filed with the SEC by Forest may be obtained free of charge from Forest’s website at www.forestoil.com or by calling Forest’s investor relations department at 303.812.1400. Investors and security holders are urged to read the joint proxy statement / prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.
     The Company, Forest and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation will be set forth in the joint proxy statement / prospectus when it becomes available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2007	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer